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                             CENTRA INDUSTRIES, INC.

                              INCENTIVE BONUS PLAN


1. The purpose of this Incentive Bonus Plan (the "Plan")is to provide incentive and reward to employees who contribute to the success of the enterprise by their invention, ability, industry, loyalty or exceptional service, through making them participants in that success. The term "employees" shall mean persons employed by Centra Industries, Inc. (the "Company") or any subsidiary in which the Company owns directly or indirectly 80% or more of the common stock and shall include employees who are also directors of Centra Industries, Inc. or of any such subsidiary.

2 (a). The Company shall maintain a bonus reserve, to which shall be credited for each year an amount which the independent public accountants of the Company determine and report to be 10% of net earnings after deducting 6% on the Company's net capital, except that for any year the Bonus and Salary Committee (the "Committee")may in its discretion direct that a lesser amount be credited.

(b). Before the determination of bonus awards each year by the Committee, the independent public accountants of the Company shall determine and report the total amount available in the bonus reserve. The Committee may award bonuses totaling the amount available as determined and reported by the independent public accountants, but the Committee shall not be obliged to make bonus awards in the full amount so reported. Bonus awards under this Plan and such other amounts arising out of the administration of this Plan as the Committee may determine shall be charged to the bonus reserve. Balances retained in the bonus reserve each year shall, except to the extent otherwise directed by the Committee, be carried forward and be available in a future year or years.

(c). In the event that the amount determined and reported by the Company's independent public accountants in any year as available for credit to the reserve should for any reason later prove to have been more than 10% of net earnings after deducting 6% on net capital, the bonus reserve shall be debited and the appropriate account of the Company shall be credited by the amount of such excess, except that if the amount credited to the bonus reserve was less than the amount determined and reported by the accountants, the amount required for adjustment shall be reduced by such difference; and if the amount in the bonus reserve is less than the amount of such adjustment, the reserve shall be reduced immediately upon any subsequent credit to the reserve until the amount of the adjustment has been completely offset. In the event that the amount determined and reported by the independent public accountants as available in the bonus reserve should for any reason later prove to have been overstated, the amount then or subsequently available in the reserve shall be reduced accordingly.

Any excess credits or charges to the bonus reserve and any overstatement of the amount available in the bonus reserve, however occasioned, shall thus be corrected exclusively by adjustment of the bonus reserve then or subsequently available and not by recourse to any person.

3 (a). The term "net earnings" as used in this Plan shall mean, for each year, the amount (after provision for bonus and interest on debt) reported in the Company's annual statement of income which is transferred to earned surplus as shown by the annual statement of surplus, plus the amounts of such provision for bonus and interest on debt included in net capital as defined in Section 3(b). Interest on debt shall include charges or credits arising out of premium or discount paid or received with respect to such debt.

(b). The term "net capital" as used in this plan shall mean the total of capital stock and surplus, plus debt of Centra Industries, Inc. on a consolidated basis, as shown on the balance sheet as of the end of the year

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preceding the year for which the net earnings are taken, less any treasury stock
(other than unawarded stock held for bonus purposes), plus or minus a proportionate allowance for any change during the year, based on the period of such change, in the amount of capital stock, surplus, or debt, from newly issued or finally retired capital stock (except treasury stock previously deducted) or from increase or decrease in the outstanding principal of debt.

The term "debt" as used in this Plan shall mean the unpaid principal amount of all indebtedness of Centra Industries, Inc. on a consolidated basis as principal and not as surety or guarantor, having a maturity at the time of its creation of more than one year, independent of acceleration, and evidenced by a bond, debenture, or promissory note.

(c). The terms "balance sheet," "statement of income," and "statement of surplus" as used in this Plan shall mean, for each year, those statements of the Centra Industries, Inc. and consolidated subsidiaries certified by the Company's independent public accountants and contained in the Company's annual report to stockholders.

4. Full power and authority to construe, interpret, and administer this plan shall be vested in the Committee as from time to time constituted pursuant to the Company's By-Laws. Decisions of the Committee shall be final, conclusive, and binding upon all parties, including the Company, the stockholders, and the employees, provided, however, that the Committee shall rely upon and be bound by the amount of the net earnings, the amount of net capital, the maximum amount which may be credited to the bonus reserve, the total amount available in the reserve, and the value of stock for award purposes, all as reported by the Company's independent public accountants.

5 (a). An employee shall be eligible for consideration for bonus if at the end of the year he or she is receiving a salary at or above such monthly rate (which may differ with respect to employees outside the United States from the rate with respect to employees in the United States) as the Committee shall from year to year determine, but the Committee may, in its discretion, award bonuses to employees receiving salaries below the eligible monthly rate in special cases. A person whose employment terminates during the year or who is granted a leave of absence during the year, and who at the time of such termination of employment or granting of leave is receiving a salary at or above the eligible monthly rate established for that year by the Committee, may, at the discretion of the Committee and under such rules as the Committee may from time to time prescribe, be awarded a bonus with respect to the period of his or her services during the year. An employee whose compensation under a contract of employment is determined in whole or in part on a commission basis or by the earnings of a sales or service branch (whether or not separately incorporated) shall not be eligible for bonus for the period during which his or her compensation is so determined, nor shall such compensation be charged against the bonus reserve, but the Committee shall have exclusive jurisdiction to approve, disapprove, modify or amend all plans to compensate employees, otherwise eligible for bonus, in whole or in part on a commission basis or by the earnings of a sales or service branch. A person who is compensated on the basis of fee or retainer, as distinguished from salary, shall not be eligible for bonus for the period during which he or she is so compensated.

(b). Membership on a committee of directors shall not itself render a person eligible for a bonus. Membership on the Bonus and Salary Committee or on the Audit Committee shall render a person ineligible for a bonus award.

6. The Committee shall have discretion with respect to the determination of each bonus award. Recommendations for bonus awards shall be made to the Committee by the person discharging the duties of chief executive officer of the Company under such procedure as may from time to time be prescribed by the Committee except, however, that the chief executive officer shall not make recommendations with

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respect to officers of the Company, but such bonus shall be dealt with exclusively by the Committee under such procedure as it may determine.

Upon final determination of bonus awards by the Committee, each award of $10,000 or less (cash or stock of equivalent award value) shall be paid at the time of award. Each award of more than $10,000 shall be paid in annual installments of 20%, the first such installment at the time of award, and the remaining installments in January of each succeeding year (until the full amount of the award is paid) if earned out by the beneficiary by continuing service with the Company, at the rate of 1/12th of the amount of the first installment for each complete month of service beginning with January of the year of the determination.

7 (a). Bonus awards for any year shall be in cash or in the Company's Common Stock or partly in cash and partly in Common Stock, as the Committee in its discretion shall determine.

(b). With respect to bonus awards which become payable partly or wholly in cash, the amount of cash payable at the time of award shall be paid forthwith to the beneficiaries. The remaining cash shall be retained by the Company (without liability for interest) pending its being earned out by and paid to the beneficiaries at the times specified.

(c). With respect to bonus awards which become payable partly or wholly in the Company's Common Stock, the shares payable at the time of award shall be delivered forthwith to the beneficiaries. The remaining stock shall be retained by the Company as treasury stock pending its being earned out by and delivered to the beneficiaries at the times specified. On each dividend payment date after March 31 of the year of an award of stock, the record date for which occurs after the date of the award but before the date of the registration of all such awarded stock in the name of the beneficiary, the Company shall (except as otherwise provided in Section 8(b)) pay to the beneficiary, with respect to any such awarded stock not registered in his name on or before such record date, an amount equal to the value of the dividends which the beneficiary would have received if such stock had been registered in his name on such record date.

8 (a). A beneficiary whose employment terminates by dismissal for cause, of which the Committee shall be the sole judge, shall lose any right to earn out his or her unearned bonus awards.

A beneficiary who voluntarily terminates his or her employment shall have no right to earn out his or her unearned bonus awards, unless and to the extent the Committee, in its sole discretion, decides otherwise. In the event of such decision, the beneficiary may earn out his or her unearned bonus awards, provided that and for so long as such beneficiary, to the satisfaction of the Committee, refrains from engaging directly or indirectly in activities competitive with the activities of the Corporation and from acting or conducting himself or herself in a manner inimical or in any way contrary to the best interests of the Company.

A beneficiary whose employment terminates for any reason other than as above set forth in this Section 8(a), of which the Committee shall be the sole judge, may retain his or her rights to earn out unearned bonus awards to such extent as the Committee may decide. However, if he or she shall thereafter act or conduct himself or herself in a manner inimical or in any way contrary to the best interests of the Company, of which the Committee shall be the sole judge, he or she shall lose his rights thereafter, beginning with the first of the month in which such act or conduct occurs, to earn out unearned bonus awards; except that no installment or amount paid or delivered before the date of the decision of the Committee shall be required to be returned.

(b). A beneficiary who loses his or her rights to earn out unearned bonus awards shall receive forthwith all earned-out portions of bonus awards and all amounts, if any, payable in accordance with the provisions

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of Section 7(c) with respect to such earned-out stock, but not with respect to unearned stock. As to any installment payable in stock, a fractional share shall not be delivered but shall instead be purchased by the Company at the closing market price of the Common Stock on the date of termination of earning-out rights. The balance of unearned bonus awards, including unearned stock at its award value, shall be included in net earnings of the Company and any such unearned stock shall be retained in the special account designated for bonus purposes at such award value.

9. If a beneficiary dies, his or her unpaid and undelivered bonus awards and dividend equivalents shall be paid and delivered to his or her legal representatives or to the persons entitled thereto as determined by a court of competent jurisdiction, at such times and in such manner as if the beneficiary were living.

10 (a). The Committee shall from time to time recommend to the Company the purchase of Common Stock for bonus purposes in such amounts as the Committee may determine. Stock purchased pursuant to such recommendation shall be valued at cost and placed in a special account designated for bonus purposes. The Committee may after the close of any year and before bonus awards for such year are determined recommend to the Corporation the transfer to the special account of other treasury stock held by the Company. Stock placed in the special account pursuant to such recommendation shall be placed therein at the average value at which all treasury stock (other than stock held for bonus purposes) is carried on the Company 's books or at a value per share equal to the average of the daily closing market prices of the Company's stock on any stock exchange or NASDAQ during such preceding year, whichever value is higher.

(b). Stock shall be valued for award purposes at the average value, determined and reported by the Company's independent public accountants, at which all unawarded stock is carried in the special account on such date as may be fixed by the Committee.

11. Any corporation in which Centra Industries, Inc. owns an interest, but the employees of which are not eligible for bonus under this Plan because Centra Industries, Inc. does not own directly or indirectly 80% or more of the common stock, and any corporation in which Centra Industries, Inc. owns an interest and which is incorporated, or does substantially all of its business, outside of the United States, may without regard to the limitations of this plan have a separate bonus plan. A bonus provision under such separate bonus plan shall not be included in or considered a part of the provision under the Company 's Plan nor shall awards made under such separate bonus plan be charged against the bonus reserve of the Company. The income from and investment in such other corporation shall not be excluded from net earnings or net capital as herein defined.

12. While it is contemplated that bonuses will be awarded annually, the Committee shall have the right from time to time to modify or suspend this Plan; provided, however, that no modification of the plan by the Committee without approval of the stockholders shall increase the maximum amount which may be credited to or charged against the bonus reserve as hereinabove provided or render any member of the Committee or of the Audit Committee eligible for an award of bonus.

13. The expenses of administering this Plan and the dividend equivalents which become payable hereunder shall be borne by the Company and not charged against the bonus reserve.

14. In the event of a change in the Company 's fiscal year, this Plan shall apply, with pro rata adjustment in the deduction for net capital, to any intermediate period not consisting of 12 months and shall then apply to each fiscal year following.

15. Every right of action by or on behalf of the Company or by any stockholder against any past, present or future member of the Board of Directors, officer or employee of the Company arising out of or in

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connection with this Incentive Bonus Plan shall, irrespective of the place where action may be brought and irrespective of the place or residence of any such director, officer or employee, cease and be barred by the expiration of three years: (a) from the date of the act or omission in respect of which such right of action arises; or (b) from the date when the Company 's Annual Report containing the amount of the related credits to the bonus reserve or aggregate bonus awards is made generally available to stockholders, whichever date is later; and any and all right of action by any employee (past, present or future) against the Company with respect to an award under this Plan or with respect to an award under this Plan or with respect to an alleged violation of this plan shall irrespective of the place where action may be brought, cease and be barred by the expiration of three years: (a) from the date of the act or omission in respect of which such right of action arises; or (b) from the date of final determination of the respective bonus award or awards by the Committee, whichever date is later.

16. Withholding. The Company shall have the right to withhold, or require a beneficiary to remit to the Corporation, an amount sufficient to satisfy any applicable federal, state, local or foreign withholding tax requirements imposed with respect to the payment of any bonus.

17. Nontransferability. Except as expressly provided by the Committee, the rights and benefits under the Plan are personal to a beneficiary and shall not be subject to any voluntary or involuntary alienation, assignment, pledge, transfer or other disposition.

18. Unfunded Plan. The Company shall have no obligation to reserve or otherwise fund in advance any amounts that are or may in the future become payable under the Plan. Any funds that the Company, acting in its sole and absolute discretion, determines to reserve for future payments under the Plan may be commingled with other funds of the Company and need not in any way be segregated from other assets or funds held by the Company. An employee's rights to payment under the Plan shall be limited to those of a general creditor of the Company.

19. Adoption, Amendment, Suspension and Termination of the Plan.

(a) Subject to the approval of the Plan by the holders of a majority of the Company's Common Stock represented and voting on the proposal not later than at the 2003 annual meeting of stockholders, the Plan shall be effective for the 2002 fiscal year and shall continue in effect until the fifth anniversary unless earlier terminated as provided below. Upon such approval of the Plan by the Company's stockholders, all bonuses awarded under the Plan on or after March __, 2002 shall be fully effective as if the stockholders had approved the Plan on or before March __, 2002.

(b) Subject to the limitations set forth in Section 19(b), the Board may at any time suspend or terminate the Plan and may amend it from time to time in such respects as the Board may deem advisable; provided, however, that the Board shall not amend the Plan in any of the following respects without the approval of stockholders then sufficient to approve the Plan in the first instance:

     (1) To increase the maximum amount of bonus that may be paid under the Plan or otherwise materially increase the benefits accruing to any beneficiary under the Plan;

     (2) To materially modify the requirements as to eligibility for participation in the Plan;

     (3) To change the material terms of the stated performance goal.


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(c) No bonus may be awarded during any suspension or after termination of the
Plan, and no amendment, suspension or termination of the Plan shall, without the consent of the person affected thereby, alter or impair any rights or obligations under any bonus previously awarded under the Plan.

20. Governing Law. The validity, interpretation and effect of the Plan, and the rights of all persons hereunder, shall be governed by and determined in accordance with the laws of the State of Delaware, other than the choice of law rules thereof.

21. This plan shall become effective as of January 1, 2002.